EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-191917, 333-212908, 333-225619, and 333-232060 on Form S-8 of our reports dated February 27, 2020, relating to the consolidated financial statements of Potbelly Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 29, 2019.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 27, 2020